Exhibit 10.101

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TIAA BANK

100 Summer Street, Suite 3232

Boston, MA 02110

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Glenn Minkoff

Re: First Amendment to the Loan and Security Agreement (“First Amendment”).

This First Amendment is made this 25th day of March (the “Amendment Effective Date”), to that certain Loan and Security Agreement, dated as of September 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time) (the “Agreement”, by and between Caliber Home Loans, Inc. (“Borrower”), and TIAA, FSB (“Bank”).

WHEREAS, Borrower and Bank desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between Borrower and Bank as follows:

SECTION 1. Amendment of the Agreement. The Agreement is hereby amended as follows:

(a) Section 1(iii) of the Agreement is hereby amended and restated as follows:

“(iii) “LIBOR” means, with respect to each day a Loan Advance is outstanding, the rate per annum equal to the greater of (a) the rate appearing at Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters LIBOR01 Page on such service or such other service as may be designated by Bank for the purpose of displaying London interbank offered rates for U.S. Dollar deposits) as one month LIBOR on such date (and if such date is not a Business Day, LIBOR in effect on the Business Day immediately preceding such date), and (b) [***]. Notwithstanding the foregoing, if (i) LIBOR ceases to exist or be published by ICE Benchmark Administration Limited (or any successor or substitute), (ii) there is a material disruption to LIBOR, including but not limited to other lenders in the industry switching from LIBOR to another interest rate, (iii) there is a change in the methodology of calculating LIBOR or (iv) in the reasonable expectation of Bank, any of the events specified in clause (i), (ii) or (iii) will occur; then the rate for the applicable interest period will be determined by such alternate method designed to measure interest rates in a similar manner, as determined by Bank; provided, however, that in the case of the events specified in clause (i) hereof, Bank agrees to select an alternate method in a commercially reasonable manner and consistent with the method applied to other customers in a similar economic position to Borrower in Bank’s portfolio. In order to account for the relationship of the replacement index to the original LIBOR, such alternate method will incorporate any spread to any replacement index as is necessary to ensure that Borrower and Bank are in a similar economic position as the original LIBOR rate.”

(b) Section 1(sss) of the Agreement is hereby amended and restated as follows:

“(sss) “Maximum Loan Amount” means [***] minus the amount by which the then aggregate outstanding Purchase Price under the Mortgage Warehouse Agreement exceeds [***]. In no event shall the combined total of the Loan and the outstanding Purchase Price under the Mortgage Warehouse Agreement exceed [***].

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Fees. There are no fees due and owing in connection with this First Amendment.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this First Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7. Representations. In order to induce Bank to execute and deliver this First Amendment, Borrower hereby represents to Bank that as of the date hereof, except as otherwise expressly waived by Bank in writing, Borrower is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 8. Counterparts. This First Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

IN WITNESS WHEREOF, Borrower and Bank have caused their names to be signed hereto by their respective officers thereunto duly authorized, as of the date first above written.

TIAA, FSB, formerly known as EVERBANK, as Bank

By:	/s/ Paul Chmielinski
Name: Paul Chmielinski
Title: Senior Vice President

CALIBER HOME LOANS, INC., as Borrower

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

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